EXECUTION COPY



                         REGISTRATION RIGHTS AGREEMENT dated as of November 22,
                    1999, among LYCOS, INC., a Delaware corporation ("Parent"), and the Stockholders as defined herein.

                              W I T N E S S E T H:

          WHEREAS Parent, Barbados Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Gamesville.com, Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger of even date herewith (as the same may be amended or supplemented, the "Merger Agreement") providing for the merger of Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement;

          WHEREAS in order to induce the Stockholders to consent to, and in consideration of their consenting to, the Merger Agreement, Parent has agreed to provide the Stockholders with the registration rights set forth in this Agreement;

          NOW, THEREFORE, in consideration of the foregoing and in consideration of the premises and the representa tions, warranties and agreements contained herein, the parties agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

          SECTION 1. Definitions. Each term used but not defined herein shall have the meaning assigned to it in the Merger Agreement. In addition, the following terms, as used herein, shall have the following meanings:

          "Disadvantageous Condition" has the meaning assigned thereto in
Section 2.02.

          "Registrable Securities" means the shares of Parent Common Stock issued pursuant to the Merger. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities as soon as (i) such Registrable Securities have been sold or otherwise disposed of pursuant to a registration statement that was filed with the SEC in accordance with this



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Agreement and declared effective under the Securities Act, (ii) such Registrable
Securities shall have been otherwise sold, transferred or disposed of by a Stockholder to any person that is not a Stockholder or (iii) such Registrable Securities shall have ceased to be outstanding.

          "Registration Expenses" means any and all expenses incident to performance of or compliance with any registration of securities pursuant to
Article 2, including, without limitation, (i) the fees, disbursements and expenses of Parent's counsel and accountants in connection with this Agreement and the performance of Parent's obligations hereunder; (ii) all expenses, including filing fees, in connection with the preparation, printing and filing of the Registration Statement hereunder (including any amendments thereto);
(iii) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the securities to be disposed of; (iv) all security engraving and security printing expenses; (v) all fees and expenses payable in connection with the listing of the Registrable Securities on any securities exchange or automated interdealer quotation system on which the Parent Common Stock is then listed; and (vi) all reasonable fees and expenses of one legal counsel for the Stockholders, which legal counsel shall be selected by Stockholders owning a majority of the Registrable Securities.

          "Section 2.02 Period" has the meaning assigned thereto in Section
2.02.

          "Section 2.04(c) Period" has the meaning assigned thereto in Section 2.04(c).

          "Seller" means each Person listed on Schedule I hereto.

          "Selling Stockholder" means any Stockholder who sells Registrable Securities pursuant to a public offering registered hereunder.

          "Stockholder" means a person who owns Registrable Securities and is:

          (i) a Seller; or

          (ii) a person that (A) has agreed to be bound by the terms of this Agreement as if such person were a Seller and (B) is (1) a transferee of Registrable Securities from a Stockholder, (2) upon the death of any Seller, the executor of the estate of such Seller or such Seller's heirs, devisees, legatees or assigns, or (3) upon the disability of any Seller, any guardian or conservator of such Seller.

          SECTION 1.02. Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement, and references to the parties shall mean the parties to this Agreement.


                                    ARTICLE 2
                               REGISTRATION RIGHTS

          SECTION 2.01. Shelf Registration. (a) Parent shall use its reasonable efforts promptly to file (but in any event within 30 days after the Closing
Date) with the SEC, and thereafter use its reasonable efforts to cause to be declared effective, a shelf registration statement in an appropriate form under the Securities Act relating to the offer and sale of the Registrable Securities by the Stockholders from time to time in accordance with the methods of distribution set forth in such shelf registration statement (hereafter, the "Registration Statement").

          (b) Parent shall use its reasonable efforts to keep the Registration Statement continuously effective in order to permit the prospectus forming a part thereof to be used by the Stockholders for a period (the "Effective Period") ending on date that is one year after the date on which Parent reports earnings for a period of not less than 30 days after the Effective Time.

          SECTION 2.02. Certain Delay Rights. Notwithstanding any other provision of this Agreement to the contrary, if at any time while a Registration Statement is effective Parent provides written notice to each Stockholder that in Parent's good faith judgment it would be materially disadvantageous to Parent (because the sale of Registrable Securities covered by such Registration Statement or the disclosure of information therein or in any related prospectus or prospectus supplement would materially interfere with any acquisition, business combination, financing or other similar transaction or event in connection with which a registration of securities under the Securities Act for the account of Parent is then intended or the public disclosure of which at the time would be prejudicial to Parent (a "Disadvantageous Condition")) for sales of Registrable Securities thereunder to then be permitted, Parent may refrain from maintaining current the prospectus contained in the Registration Statement until such Disadvantageous Condition no longer exists (notice of which Parent shall promptly deliver to each Stockholder).

Furthermore, notwithstanding anything else contained in this Agreement, with respect to any Registration Statement filed, or to be filed, pursuant to Section 2.01, if Parent provides notice to each Stockholder that in Parent's good faith judgment it would be materially disadvantageous to Parent (because of a Disadvantageous Condition) for such a Registration Statement to be maintained effective, or to be filed or to become effective, Parent shall be entitled to cause such Registration Statement to be withdrawn or the effectiveness of such registration statement to be terminated, or, in the event no registration statement has yet been filed, shall be entitled not to file any such registration statement, until such Disadvantageous Condition no longer exists (notice of which Parent shall promptly deliver to each Stockholder). With respect to each Stockholder, upon the receipt by such Stockholder of any such notice of a Disadvantageous Condition, such Stockholder shall forthwith discontinue use of the prospectus and any prospectus supplement under such Registration Statement and shall suspend sales of Registrable Securities under any Registration Statement until such Disadvantageous Condition no longer exists and, if so directed by Parent by notice as described above, such Stockholder will deliver to Parent all copies, other than permanent file copies then in such Stockholder's possession, of the prospectus and prospectus supplements then covering such Registrable Securities at the time of receipt of such notice. Notwithstanding anything else contained in this Agreement, Parent's right under
Section 2.02 to delay the filing or the effectiveness of the Registration Statement and to refrain from keeping the prospectus current, and the Stockholders' obligation to discontinue use of the prospectus or any prospectus supplement, shall be limited to a total of 90 days pursuant to this Section 2.02 or Section 2.04(c). The time period during which any registration statement under Section 2.01 must be maintained effective pursuant to Section 2.01(b) shall be extended by the number of days in any delay period imposed pursuant to this Section 2.02 (a "Section 2.02 Period").

          SECTION 2.03. Expenses. Except as provided herein, Parent shall pay all Registration Expenses with respect to each registration hereunder. Notwithstanding the foregoing, (i) each Stockholder and Parent shall be responsible for its own internal administrative and similar costs, which shall not constitute Registration Expenses, (ii) each Stockholder shall be responsible for the legal fees and expenses of its own counsel (except as provided in clause
(vi) of the definition of Registration Expenses) and (iii) each Stockholder shall be responsible for all underwriting discount and commissions, selling or placement agent or broker fees and commissions, and transfer taxes, if any, in connection with the sale of securities by such Stockholder.

          SECTION 2.04. Registration and Qualification. In connection with the registration of any Registrable Securities under the Securities Act as provided in Section 2.01, Parent shall as promptly as practicable (but subject to the provisions of Section 2.01):

          (a) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities until the earlier of (A) such time as all Registrable Securities proposed to be sold therein have been disposed of in accordance with the intended methods of disposition set forth in such registration statement and
(B) the expiration of the Effective Period, provided that any such period shall be extended by the number of days in any Section 2.02 Period and/or Section 2.04(d) Period applicable to such registration;

          (b) furnish to the Stockholders such number of conformed copies of the Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in the Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such documents incorporated by reference in such Registration Statement or prospectus, as the Stockholders may reasonably request;

          (c) promptly notify the Stockholders in writing (i) at any time when a prospectus relating to the registration pursuant to Section 2.01 is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to the Registration Statement or other document relating to such offering, and in either such case, at the request of the Stockholders prepare and furnish to the Stockholders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading (the number of days from (x) the date the written notice contemplated by this paragraph (c) is given by Parent to (y) the date on which Parent delivers to the Stockholders the supplement or amendment contemplated by this paragraph (c), is referred to herein as a "Section 2.04(c) Period");

          (d) use its commercially reasonable efforts to list all such Registrable Securities covered by such registration on each securities exchange and automated inter-dealer quotation system on which the Parent Common Stock is then listed;

          (e) furnish for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration effected pursuant to Section 2.01 unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Selling Stockholders.

          Each Stockholder agrees that it shall furnish to Parent such information regarding such Stockholder, the Registrable Securities held by it and the distribution proposed by such Stockholder as Parent may request in writing to the extent such information is required in connection with any registration, qualification or compliance referred to in this Agreement.

          Each Stockholder agrees that, subject to the 90 day period described in Section 2.02, and upon receipt of any notice from Parent of the happening of any event of the kind described in Section 2.02(c), such Stockholder will forthwith discontinue use of the prospectus and any prospectus supplement under the Registration Statement and shall suspend sales of Registrable Securities pursuant to any Registration Statement until such Stockholder receives copies of the supplement to or amendments of such registration statement or contemplated by Section 2.02(c), and, if so directed by Parent, such Stockholder will deliver to Parent all copies, other than permanent file copies then in such Stockholder's possession, of the prospectus and the prospectus supplements then covering such Registrable Securities at the time of receipt of such notice.

          SECTION 2.05. Indemnification and Contribution. (a) Parent agrees to indemnify and hold harmless each Selling Stockholder and each person, if any, who controls each Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees, disbursements and expenses) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if Parent shall have furnished any amendment or supplements thereto) relating to the Registrable Securities, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information furnished in writing to Parent by a Selling Stockholder expressly for use therein.

          (b) Each Selling Stockholder agrees to indemnify and hold harmless Parent, its directors, the officers who sign any registration statement and each person, if any who controls Parent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses incurred by such party pursuant to any actual or threatened action, suit or proceeding or investigation arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if Parent shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only if such untrue statement or omission or alleged untrue statement or omission was made in reliance upon, and in conformity with, information furnished in writing to Parent by such Selling Stockholder to Parent (or any representative thereof) expressly for use in a registration statement, prospectus or any amendments or supplements thereto.

          (c) Each party indemnified under paragraph (a) or (b) above shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) above except to the extent that the indemnifying party was actually prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability that it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, unless based on the written advice of counsel to such indemnified party a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 2.05 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof. Any indemnifying party against whom indemnity may be sought under this Section 2.05 shall not be liable to indemnify an indemnified party if such indemnified party settles such claim or action without the consent of the indemnifying party. The indemnifying party may not agree to any settlement of any such claim or action, other than solely for monetary damages for which the indemnifying party shall be responsible hereunder, the result of which any remedy or relief shall be applied to or against the indemnified party, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. In any action hereunder as to which the indemnifying party has assumed the defense thereof, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof.

          (d) If the indemnification provided for in this Section 2.05 shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party in respect of any loss, liability, cost, claim or damage referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, cost, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of Parent on the one hand and a Selling Stockholder on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Parent or such Selling Stockholder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage, liability or expense, or action in respect thereof referred to above in this paragraph (d) shall be deemed to include, for purposes of this paragraph
(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Parent and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 2.05 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding any other provision of this Section 2.05, no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Stockholder were offered to the public exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The obligations of the parties under this Section 2.05 shall be in addition to any liability which any party may otherwise have to any other party.


                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.01. Representations and Warranties of the Stockholders. Each Stockholder represents and warrants, severally and not jointly, that:

          (a) it is an "accredited investor" (as defined in Rule 501(a)(1), (2), (3), (5), (6), (7) or (8) under the Securities Act);

          (b) it is acquiring the Registrable Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act;

          (c) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Registrable Securities, and it is able to bear the common risk of its investment; and

          (d) it understands that the Registrable Securities issued in the Merger have not been registered under the Securities Act and, unless so registered or sold in a transaction exempt for the registration requirements of Securities Act, may not be sold and that such shares of Parent Common Stock will bear a legend to such effect.


                                    ARTICLE 4
                                  MISCELLANEOUS

          SECTION 4.01. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          SECTION 4.02. Assignment. No party may assign any of its rights or obligations hereunder by operation of law or otherwise without the prior written consent of the other parties; provided, however, that a Stockholder may transfer its rights under this Agreement in connection with the transfer of Registrable Securities to any other person who agrees in writing to become a Stockholder hereunder.

          SECTION 4.03. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Parent and Stockholders representing a majority of the Registrable Securities then held by all Stockholders.

          SECTION 4.04. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy, or by any courier service, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the address or telecopy number set forth on the signature pages hereto.

          SECTION 4.05. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          SECTION 4.06. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          SECTION 4.07. No Third Party Beneficiaries. Except for the provisions of Section 2.05, this Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person who or which is not a Stockholder or a party hereto.

          SECTION 4.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          SECTION 4.09. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement in any court other than any Federal court sitting in the State of Delaware or any Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction contemplated hereby.

          SECTION 4.10. Descriptive Headings. All descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          SECTION 4.11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

          IN WITNESS WHEREOF, Parent and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

                                        LYCOS, INC.,

                                        By: /s/ Edward M. Philip
                                            -------------------------------
                                            Name: Edward M. Philip
                                            Title:Chief Operating Officer,
                                                  Chief Financial Officer


                                        STOCKHOLDERS

                                         /s/David Shnaider
                                        ------------------------------
                                        David Shnaider


                                         /s/Lester Wunderman
                                        ------------------------------
                                        Lester Wunderman


                                         /s/Steven N. Kane
                                        ------------------------------
                                        Steven N. Kane


                                         /s/Stuart Roseman
                                        ------------------------------
                                        Stuart Roseman


                                         /s/John L. Furse
                                        ------------------------------
                                        John L. Furse

                                        STEVEN N. KANE IRREVOCABLE
                                        GENERATION-SKIPPING TRUST

                                            By:
                                                 /s/Steven N. Kane
                                                ---------------------------
                                                Name: Steven N. Kane
                                                Title: Trustee

                                        CHASE VENTURE CAPITAL ASSOCIATES,
                                        L.P.

                                        By:      CHASE CAPITAL PARTNERS,
                                                 Its General Partner

                                                 By:
                                                      /s/Jeffery Walker
                                                     ----------------------
                                                     Name: Jeffery Walker
                                                     Title: Managing Partner

                                        THE FLATIRON FUND 1998/99, LLC

                                        By:
                                            /s/Jerry Colonna
                                           --------------------------------
                                           Name: Jeffery Colonna
                                           Title: Managing Member

                                        FLATIRON ASSOCIATES, LLC

                                       By:
                                            /s/Jerry Colonna
                                           --------------------------------
                                           Name: Jeffery Colonna
                                           Title: Managing Member

                                        SOFTBANK TECHNOLOGY VENTURES IV,
                                        L.P.

                                        By:   STV IV, LLC
                                              Its General Partner

                                              By:
                                                   /s/Charles R. Lax
                                                  -------------------------
                                                  Name: Charles R. Lax
                                                  Title: Partner

                                        SOFTBANK TECHNOLOGY ADVISORS
                                        FUND, L.P.

                                        By:
                                            /s/Charles R. Lax
                                           --------------------------------
                                           Name: Charles R. Lax
                                           Title: Partner

                                        HIGHLAND CAPITAL PARTNERS IV
                                        LIMITED PARTNERSHIP

                                        By:   HIGHLAND MANAGEMENT
                                              PARTNERS IV LLC
                                              Its General Partner

                                          By:
                                              /s/Daniel Nova
                                             ------------------------------
                                             Name: Daniel Nova
                                             Title: Managing General
                                                 Partner

                                        HIGHLAND ENTREPRENEUR'S FUND IV
                                        LIMITED PARTNERSHIP

                                        By:   HIGHLAND ENTREPRENEUR'S
                                              FUND IV LLC
                                              Its General Partner

                                          By: /s/Daniel Nova
                                             ------------------------------
                                             Name: Daniel Nova
                                             Title: Managing General
                                                 Partner

                                        GENERAL CATALYST, LLC

                                        By:   FC CAPITAL PARTNERS, LLC
                                              Its General Partner

                                          By:
                                              /s/David Fialkow
                                             ------------------------------
                                             Name: David Fialkow
                                             Title: CEO

                                        GAMESVILLE INVESTORS, LLC

                                        By:   FC CAPITAL PARTNERS, LLC
                                              Its General Partner

                                          By:
                                              /s/David Fialkow
                                             ------------------------------
                                             Name: David Fialkow
                                             Title: CEO

                                        THE CIT GROUP/EQUITY INVESTMENTS
                                        INC.

                                         By:
                                              /s/Mark Vander Veen
                                             ------------------------------
                                             Name: Mark Vander Veen
                                             Title: Vice President

                                        DAVID C. BOHNETT AS TRUSTEE OF THE
                                        DAVID C. BOHNETT LIVING TRUST UNDER
                                        DECLARATION OF TRUST DATED NOVEMBER
                                        22, 1996

                                          By:
                                              /s/David C. Bohnett
                                             ------------------------------
                                             Name:  David C. Bohnett
                                             Title: Trutee

                                   SCHEDULE I

                                     Sellers